Exhibit 23(j) under Form N-1A
                                              Exhibit 23 under Item 601/Reg. S-K


                         INDEPENDENT AUDITORS' CONSENT


     We consent to the use in this Post-Effective Amendment No. 23 to Registration Statement No. 33-29838 on Form N-1A of our reports dated July 8, 2002 relating to the financial statements of Cash Trust Series, Inc. for the year ended May 31, 2002, and to the reference to us under the heading "Financial Highlights" in the Prospectus, which is a part of such Registration Statement.



/s/ Deloitte & Touche LLP
Boston, Massachusetts
July 24, 2002